UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 11, 2022

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01     Other Events.

The Company released the following press release on August 11, 2022.

Alpine 4 Holdings Announces Q2 2022 Financial Results

Phoenix, Ariz. – 08/11/2022 – Alpine 4 Holdings, Inc. (Nasdaq: ALPP), a leading operator and owner of small market businesses announced today its Q2 2022 results and highlights.

Six months ended June 30, 2022, Consolidated Results and Highlights

•Consolidated revenues of $50.9 million, up 126% over Q2 2021
•By the end of Q2 2022 the company had proforma revenue for 2022 in excess of $100 million
•Shareholder Equity of $70.3 million up from $47.0 million in Q2 2021
•Total assets of $135.2 million up from $94.0 million in Q2 2021
•Total working capital increased to $15.6 million in Q2 2022 from $8.8 million in Q2 2021.
•Increased total inventory to $25.7 million up from $7.8 million in Q2 2021

Kent Wilson CEO had this to said, “Even though current market conditions do not necessarily represent the success Alpine 4 is currently having, the Company is presently on the cusp of various breakthroughs subsidiary wide that will propel the Company into the future. Breakthroughs in our new AX-03 battery cells, our solid-state battery powered drones US-2 and G1, and in our electronics manufacturing will bring meaningful financial results to Alpine 4 in the coming years. In Q2, Elecjet, Inc. (Elecjet) and Quality Circuit Assembly, Inc (QCA) began working with our equipment suppliers to help facilitate our proto-type solid-state battery line that will be located in QCA's new production facility in Silicon Valley, California. RCA Commercial Electronics (RCA) and Elecjet developed the POWERABLE brand of solid-state battery products, which is already garnering interest from large potential customers. The team from Vayu Aerospace Corporation (Vayu) has now completed the first Block of ten G1 airframes. These airframes are ready for customization, and the Vayu team is currently reviewing several use cases with customers on how the G1 platform can work within their business model. These use cases range from military surveillance to law enforcement to the energy industry. Finally, Identified Technologies (IT) has deployed the ability to process large swaths of data in under two hours from its 3-D mapping technology. This is a reduction of almost 46 hours off of the prior iteration of their software and enables IT to have a significant competitive advantage over its closest 3-D Mapping rivals.

For Q2 2022, the Alpine 4 group of companies also continued our process improvement strategy to grow our profit margins, accelerate our sales order processes, and build free cash flow in several key sectors, including Construction Services, Manufacturing, and Technologies. The culmination of this effort resulted in several advancements in how Alpine 4 and subsidiaries perform our work in a constrained supply chain environment. Alternative Laboratories (Alt Labs) continues down their optimization path to accelerate their production capabilities with new equipment such as a $1 million gummy line for tier one clientele. Further, it has also gone through a production floor enhancement process to streamline operations as it prepares to add new types of customers. The result of these enhancements for Alt Labs is that they will bring more consistency in their margins and efficiency in the products they produce. While it doesn't show in our latest 10Q, Morris Sheet Metal (MSM) for June 2022 had its first net profitable month since January 2021. Margins continue to increase as Tom Laubhan, President of MSM, and his team have done an excellent job navigating a very difficult steel market for the past 18 months. We expect MSM to return to consistent profitability in Q4 2022. Excel Fabrication (Excel) came out of a six-month planning session led by Ed Fager, President of Excel Fabrication, and the Alpine 4 team led by Jeff Hail, our COO. This team's primary goal was to revamp our construction services and fabrication capabilities to attract more green technologies into the market. As of the writing of this letter, Excel has led high-level discussions with ElecJet and several US-based industrial companies, including Nucor Corporation, an NYSE traded American steel producer, for the use of Elecjet's battery technology in Nucor supplied construction projects. Finally, Thermal Dynamics International continues to reap the benefits of strong demand from its international customer base and the U.S. Government with rising margins resulting from the efficiencies they have created in their work processes.

As you can see, we have many wonderful and exciting things going on at Alpine 4, and our future has never been brighter. Thank you to all of you for your continued support!

Best regards,

Kent B. Wilson
President/CEO/Founder

Financial Measures That Supplement GAAP

Alpine 4 believes it is important for shareholders, stakeholders, and inventors to be presented with non-GAAP financial measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

Consolidated Company Results

	Six months ended June 30,
Dollars in thousands; per-share amounts in dollars, diluted	2022	2021	Year on Year
GAAP Metrics
Cash	$4,169	$35,691	$(31,523)
EPS	(0.01)	(0.04)	0.03
Revenues	$50,863	$22,540	$28,323
Net Profit (Loss)	$(2,150)	$(9,257)	$7,106
EBITDA	$2,311	$(4,895)	$7,206
Non-GAAP Metrics
*Cash	$4,169	$35,691	$(31,523)
EPS	(0.01)	(0.05)	0.03
Revenues (a)	$49,768	$23,290	$26,478
Net Profit (Loss) (b)	$(2,674)	$(7,727)	$5,052
EBITDA (c)	$1,787	$(3,365)	$5,152
(a) Reflects changes due to delayed shipments from supply chain disruptions recognized in 2021
(b) Excludes insurance, non-operating benefit costs, loss on write offs (accounts receivables, inventory), and debt extinguishment but includes sale of property as it was a strategic sale based on unique market timing and part of our acquisition model.
(c) Excludes insurance, interest and other financial charges, non-operating benefit costs, loss on write offs (accounts receivables, inventory, intangible assets), sale of property and debt extinguishment
*Cash as of the date of this report was approximately $7.4 million.

Results by Reporting Segment (GAAP)
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
A4 Manufacturing

(in thousands)	Organic Growth Q2 2022	Q2 2021	Quarter on Quarter	With Alt Labs Q2 2022	Q2 2021	Quarter on Quarter	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Quarter on Quarter
Revenues	$9,396	$8,180	14.9%	$16,179	$11,296	43.2%	$7,530	$8,648	(12.9)%
Segment Gross Profit	$2,368	$2,164	9.4%	$4,128	$3,544	16.5%	$2,124	$2,004	6.0%
Segment Profit/(Loss) Margin	25.2%	26.5%	(4.7)%	25.5%	31.4%	(18.7)%	28.2%	23.2%	21.7%
Segment Operating Income (Loss)	$530	$675	(21.5)%	$(1,089)	$732	(248.8)%	$(489)	$(653)	25.2%
Segment EBITDA	$880	$1,242	(29.2)%	$5,554	$1,306	325.2%	$5,801	$(234)	2,577.9%

Quality Circuit Assembly had an organic revenue growth of $1.1 million which was an increase of 14.0% over the six months ended June 30, 2021. This increase was primarily driven by increased demand from our EV customers. The acquisition of Alternative Laboratories in May 2021 attributed to non-organic revenue growth of $3.7 million. The decline in organic margin was a function of supply chain constraints primarily within Alternative Laboratories and the Company expects margins to increase starting in Q4 2022.

Defense

	Six months ended			Three months ended
(in thousands)	June 30, 2022	June 30, 2021	Quarter on Quarter	June 30, 2022	March 31, 2022	Quarter on Quarter
Revenues	$5,160	$1,145	350.6%	$2,472	$2,688	(8.0)%
Segment Gross Profit	$2,129	$460	362.6%	$1,286	$843	52.5%
Segment Profit Margin	41.3%	40.2%	2.7%	52.0%	31.4%	65.8%
Segment Operating Income	$1,207	$4	33,219.8%	$784	$423	85.2%
Segment EBITDA	$1,351	$63	2,030.1%	$856	$495	72.8%

In May 2021, the Company acquired Thermal Dynamics International (“TDI”). The Company recognized $2.5 million in revenues in the three months ended June 30, 2022. Which was 54.5% growth over Q4 2021.

A4 Technologies

	Six months ended			Three months ended
(in thousands)	June 30, 2022	June 30, 2021	Quarter on Quarter	June 30, 2022	March 31, 2022	Quarter on Quarter
Revenues	$19,050	—	100.0%	$9,256	$9,794	(5.5)%
Segment Gross Profit	$4,981	—	100.0%	$2,858	$2,122	34.7%
Segment Profit Margin	26.1%	—	100.0%	30.9%	21.7%	42.5%
Segment Operating Income	$692	—	100.0%	$402	$290	38.7%
Segment EBITDA	$1,178	—	100.0%	$644	$533	20.7%

In November 2021 and December 2021, the Company acquired Elecjet Corp. and RCA Commercial (DTI Services Limited Liability Company) (“RCA”), respectively. During the six months ended June 30, 2022, Elecjet recognized $902 thousand in revenue while RCA recognized $18.1 million. Q2 is typically a slower quarter for RCA over Q1. The company expects Q3 and Q4 2022 to show growth over Q1 and Q2 2022.

A4 Construction Services

	Six months ended			Three months ended
(in thousands)	June 30, 2022	June 30, 2021	Quarter on Quarter	June 30, 2022	March 31, 2022	Quarter on Quarter
Revenues	$9,725	$10,099	(3.7)%	$5,669	$4,056	39.8%
Segment Gross Profit/(Loss)	$530	$714	(25.8)%	$165	$365	(54.7)%
Segment Profit/(Loss) Margin	5.5%	7.1%	(22.9)%	2.9%	9.0%	(67.6)%
Segment Operating Loss	$(1,028)	$(2,857)	64.0%	$(392)	$(636)	38.4%
Segment EBITDA	$(500)	$(1,238)	59.6%	$(87)	$(413)	78.8%

For the six months ended June 30, 2022, Construction Services saw improvements in revenues, operating loss, and EBITDA for Q2 2022 over Q2 2022. The margin compression that occurred in 2021 and has continued into 2022 was primarily due to steel prices increasing by 200%. The Company expects gross margin to rise to 17.4% by 2023 and for our Construction Services holdings to return to profitability.

A4 Aerospace

	Six months ended			Three months ended
(in thousands)	June 30, 2022	June 30, 2021	Quarter on Quarter	June 30, 2022	March 31, 2022	Quarter on Quarter
Revenues	$749	—	100.0%	$344	$406	(15.4)%
Segment Gross Profit	$479	—	100.0%	$176	$303	(41.7)%
Segment Profit Margin	64.0%	—	100.0%	51.4%	74.6%	(31.2)%
Segment Operating Loss	$(1,792)	$(2,923)	38.7%	$(941)	$(851)	(10.6)%
Segment EBITDA	$(1,207)	$(2,267)	46.8%	$(655)	$(552)	(18.8)%

The Company acquired Vayu Aerospace in February of 2021 as a growth stage company. In October 2021 the Company also acquired Identified Technologies (“ITC”). During the three months ended June 30, 2022, A4 Aerospace recognized revenues of $344 thousand which was an increase of 32.8% over Q4 2021. This increase in revenue was driven by Vayu Aerospace’s sales to ENSCO and increased revenue from its 3D mapping services from Identified Technologies. The revenue produced gross margin of 64.0%.

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded Holding Company (trading symbol: ALPP) that acquires business, wholly, that fit under one of several portfolios: Aerospace, Defense Services, Technology, Manufacturing or Construction Services as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even if from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.
Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.
Contact: Investor Relations
investorrelations@alpine4.com
www.alpine4.com
Forward-Looking Statements: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The information disclosed in this press release is made as of the date hereof and reflects Alpine 4 most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.
Other factors that may affect our businesses include global economic trends, competition and geopolitical risks, including changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies; market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as secular, cyclical and competitive pressures in our Technology, Construction and Manufacturing businesses; pricing, the timing of customer investment and other factors in these markets; demand for our products or other dynamics related to the COVID-19 pandemic; conditions in key geographic markets; and other shifts in the competitive landscape for our products and services; changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and the effects of tax law changes; our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner; our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures; the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects; the impact of potential information technology, cybersecurity, or data security breaches at Alpine 4, our subsidiaries or third parties; and the other factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated in our Quarterly Reports on Form 10-Q.

SOURCE: Alpine 4 Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

 Date: August 11, 2022